                                                                  EXHIBIT (g)(2)


                    FORM OF THIRD AMENDMENT TO CUSTODIAN AND
                         INVESTMENT ACCOUNTING AGREEMENT

         THIS THIRD AMENDMENT TO CUSTODIAN AND INVESTMENT ACCOUNTING AGREEMENT (the "Amendment") is made and entered into as of May 1,2002 by and between EACH OF THE FUNDS SET FORTH ON EXHIBIT A DATED APRIL, 3, 2002, attached to the Agreement and attached hereto for reference (each a "Client") and STATE STREET BANK AND TRUST COMPANY, a Massachusetts trust company ("State Street").

                                   WITNESSETH:

         WHEREAS, Client and State Street are parties to that certain Custodian and Investment Accounting Agreement dated as of March 1,2002 and amended April 1,2002 and amended April 3, 2002 (the "Agreement"); and

         WHEREAS, Client and State Street desire to amend and supplement the Agreement upon the following terms and conditions.

         NOW THEREFORE, for and in consideration of the mutual promises contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Client and State Street hereby agree that the Agreement is amended and supplemented as follows:

1. Exhibit A shall be replaced in its entirety by the Exhibit A dated effective May 1, 2002 attached hereto and incorporated herein by this reference.

2. General Provisions. This Amendment will at all times and in all respects be construed, interpreted, and governed by the laws of The Commonwealth of Massachusetts, without giving effect to the conflict of laws provisions thereof. This Amendment may be executed in any number of counterparts, each constituting an original and all considered one and the same agreement. This Amendment is intended to modify and amend the Agreement and the terms of this Amendment and the Agreement are to be construed to be cumulative and not exclusive of each other. Except as provided herein, the Agreement is hereby ratified and confirmed and remains in full force and effect.

         IN WITNESS WHEREOF, the parties have caused this Amendment to be executed by their duly authorized officers to be effective as of the date first above written.

STATE STREET BANK AND TRUST COMPANY             ON BEHALF OF EACH OF THE FUNDS SET FORTH ON
                                                EXHIBIT A ATTACHED HERETO
By:                                             BY:
   ----------------------------------------        -----------------------------------------

Name:                                           NAME:
     --------------------------------------          ---------------------------------------

Title:                                          TITLE:
      -------------------------------------           --------------------------------------

                                AMENDED EXHIBIT A
                               WITH RESPECT TO THE
                  CUSTODIAN AND INVESTMENT ACCOUNTING AGREEMENT
                               DATED MARCH 1, 2002
            BETWEEN THE FUNDS AND STATE STREET BANK AND TRUST COMPANY
                           EFFECTIVE AS OF MAY 1, 2002

                                  LIST OF FUNDS


                               ENTITY NAME                                                     JURISDICTION
AETNA BALANCED VP, INC.                                                             Maryland Corporation
AETNA GENERATION PORTFOLIOS, INC.                                                   Maryland Corporation
         Aetna Ascent VP
         Aetna Crossroads VP
         Aetna Legacy VP
AETNA INCOME SHARES d/b/a Aetna Bond VP                                             Massachusetts Business Trust
AETNA VARIABLE ENCORE FUND d/b/a Aetna Money Market VP                              Massachusetts Business Trust
AETNA VARIABLE FUND d/b/a Aetna Growth & Income VP                                  Massachusetts Business Trust
AETNA VARIABLE PORTFOLIOS, INC.                                                     Maryland Corporation
         Aetna Growth VP Aetna Index Plus Large Cap VP Aetna Index Plus Mid Cap
         VP Aetna Index Plus Small Cap VP Aetna Small Company VP Aetna
         Technology VP Aetna Value Opportunity VP
ING GET FUND                                                                        Massachusetts Business Trust
       Series D                 Series J                Series P
       Series E                 Series K                Series Q
       Series G                 Series L                Series R
       Series H                 Series M                Series S*
       Series I                 Series N                Series T*

-------------
* This Amended Schedule A will be effective with respect to each of these Funds upon the effective date of the initial Registration Statement with respect to each respective Fund.

ING SERIES FUND, INC.                                                               Maryland Corporation
         ING Growth Fund
         ING Small Company Fund
         ING Value Opportunity Fund
         ING Technology Fund
         ING Balanced Fund
         ING Growth and Income Fund
         ING Bond Fund
         ING Government Fund
         ING Aeltus Money Market Fund
         ING Classic Principal Protection Fund I
         ING Classic Principal Protection Fund II
         ING Classic Principal Protection Fund III
         ING Classic Principal Protection Fund IV
         ING Index Plus LargeCap Fund
         ING Index Plus MidCap Fund
         ING Index Plus SmallCap Fund
         ING Index Plus Protection Fund
         ING Ascent Fund
         MG Crossroads Fund
         MG Legacy Fund
         Brokerage Cash Reserves